Exhibit 32.1

U.S.GEOTHERMAL INC. AND SUBSIDIARIES

CERTIFICATIONS

I, Daniel J. Kunz, certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The annual report of U.S. Geothermal Inc. on Form 10-K for the fiscal year ended March 31, 2007 (“report”), which this certification accompanies, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the business issuer.

Date: November 5, 2007

/s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer